As filed with the Securities and Exchange Commission on September 8, 1995
                                                 Registration Number
                                                                     ----------

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                   --------------

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                   --------------

                               ALLEGHANY CORPORATION
               (Exact name of registrant as specified in its charter)

                   Delaware                                 51-0283071
        (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                Identification Number)

                                 Park Avenue Plaza
                             New York, New York  10055
                                   (212) 752-1356
                (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive offices)

                                Robert M. Hart, Esq.
                       Senior Vice President, General Counsel
                                   and Secretary
                               Alleghany Corporation
                                 Park Avenue Plaza
                             New York, New York  10055
                                   (212) 752-1356
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)


                                   --------------

                                     Copies to:
                               Linda E. Ransom, Esq.
                          Donovan Leisure Newton & Irvine
                                30 Rockefeller Plaza
                             New York, New York  10112
                                   (212) 632-3350

                                   --------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         From time to time after the effective date of this Registration Statement.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         [ ]

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   --------------

                          CALCULATION OF REGISTRATION FEE

 ==============================================================================
                                       PROPOSED       PROPOSED
 TITLE OF EACH                          MAXIMUM        MAXIMUM        AMOUNT
   CLASS OF               AMOUNT       OFFERING       AGGREGATE         OF
 SECURITIES TO            TO BE        PRICE PER      OFFERING     REGISTRATION
 BE REGISTERED          REGISTERED      UNIT (1)      PRICE (1)         FEE
 ------------------------------------------------------------------------------
   Common Stock,
    par value $1.00
    per share             78,972       $169.50      $13,385,754      $4,615.78
 ==============================================================================

         (1) Estimated for the sole purpose of computing the registration fee. Pursuant to Securities Act Rule 457(c), the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of September 1, 1995.

              THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

              INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL, PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                     SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 1995


              PROSPECTUS


                                      78,972 SHARES

                                  ALLEGHANY CORPORATION

                                      COMMON STOCK


                        This Prospectus relates to 78,972 shares (the
              "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Alleghany Corporation ("Alleghany") being offered for the accounts of certain persons named herein under "Selling Stockholders" (the "Selling Stockholders") or by pledgees, donees, transferees or other successors in interest of Selling Stockholders ("Transferees"). Alleghany will not receive any of the proceeds from the sale of the Shares being offered hereby.

                        The Common Stock of Alleghany is listed on the New
              York Stock Exchange under the trading symbol "Y." On September 1, 1995, the reported last sale price of the Common Stock of Alleghany on the New York Stock Exchange was $170.25.

                        The Shares offered by this Prospectus may be
              offered and sold by the Selling Stockholders or Transferees from time to time in one or more open market transactions on the New York Stock Exchange, in negotiated transactions, or otherwise (or in any combination of such methods of sale), in each case at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Accordingly, sales prices and proceeds to the Selling Stockholders or Transferees will depend upon price fluctuations and the manner of sale. The Selling Stockholders or Transferees may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, brokerage commissions or similar fees from the Selling Stockholders or Transferees in amounts which may vary from transaction to transaction. The Selling Stockholders, Transferees and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders or Transferees may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders have advised Alleghany that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares being offered hereby. See "Plan of Distribution" and "Selling Stockholders."

                        The Selling Stockholders may be unable to sell a
              portion of their Shares being offered hereby at certain times because of an escrow arrangement described herein under "Selling Stockholders."

                        Alleghany has agreed to pay certain costs and
              expenses in connection with the registration of the Shares being offered hereby, estimated at $27,000; however, all other expenses incident to the disposition by each Selling Stockholder or Transferee of the Shares held by him or her, including brokerage commissions, shall be borne by such Selling Stockholder or Transferee. See "Selling Stockholders."
                                     --------------

                THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                    SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                      EXCHANGE COMMISSION OR ANY STATE SECURITIES
                    COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                                 IS A CRIMINAL OFFENSE.
                                     --------------

                   The date of this Prospectus is September   , 1995.

                                  AVAILABLE INFORMATION

                        Alleghany is subject to the informational require-
              ments of the Securities Exchange Act of 1934, as amended
              (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Alleghany with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission in New York (Seven World Trade Center, 13th floor, New York, New York 10048), and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials also may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be inspected at the offices of the New York Stock Exchange, Inc. (20 Broad Street, New York, New York 10005).

                        Alleghany has filed with the Commission a Registra-
              tion Statement on Form S-3 (of which this Prospectus is a part) under the Securities Act with respect to the Shares being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement, instrument or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement, instrument or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.


                     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                        The following documents filed with the Commission
              by Alleghany (File No. 1-9371) are incorporated herein by reference and made a part hereof:

                   (1) Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which incorporates by reference certain portions of
                        (i) Alleghany's 1994 Annual Report to Stockholders, including financial statements, notes thereto and accompanying information, and (ii) Alleghany's Proxy Statement dated March 27, 1995, relating to its Annual Meeting of Stockholders held on April 28, 1995;

                   (2) Alleghany's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

                   (3) the description of the Common Stock of Alleghany contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, which incorporates by reference certain portions of Alleghany's Proxy Statement dated November 26, 1986 relating to its Special Meeting of Stockholders held on December 19, 1986; such description is qualified in its entirety by reference to the (i) Restated Certificate of Incorporation of Alleghany, as amended, and (ii) By-Laws of Alleghany, as amended, filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement of which this Prospectus is a part, and any amendment or report filed for the purpose of updating that description.

                        All documents filed by Alleghany pursuant to
              Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares being offered hereby shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.

                        Any statement contained herein or in a document
              incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                        Alleghany hereby undertakes to provide without
              charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all documents that have been incorporated by reference in this Prospectus, other than exhibits to any such documents unless such exhibits themselves are specifically incorporated by reference in such document. Such requests should be directed to the Secretary of Alleghany Corporation, Park Avenue Plaza, New York, New York 10055, telephone number
              (212) 752-1356.

                                  ALLEGHANY CORPORATION

                        Alleghany was incorporated in 1984 under the laws
              of the State of Delaware. In December 1986, Alleghany succeeded to the business of its parent company, Alleghany Corporation, a Maryland corporation incorporated in 1929, upon the parent company's liquidation.

                        Alleghany's principal executive offices are located
              at Park Avenue Plaza, New York, New York 10055 and its telephone number is (212) 752-1356. Alleghany is engaged, through its subsidiaries Chicago Title and Trust Company, Chicago Title Insurance Company, Security Union Title Insurance Company and Ticor Title Insurance Company and their subsidiaries, in the sale and underwriting of title insurance and in certain other financial services businesses.
              Alleghany is also engaged, through its subsidiary Underwriters Reinsurance Company, in the property and casualty reinsurance business. In addition, Alleghany is engaged, through its subsidiaries World Minerals Inc., Celite Corporation and Harborlite Corporation and their subsidiaries, in the industrial minerals business. Alleghany conducts a steel fastener importing and distribution business through its Heads and Threads division.


                                     USE OF PROCEEDS

                        Alleghany will not receive any of the proceeds from
              sales of the Shares being offered hereby. See "Selling Stockholders" for a list of those persons who will receive the proceeds from such sales.

                                  SELLING STOCKHOLDERS

                        The Shares offered hereby were issued to the
              Selling Stockholders in connection with a business combination in which Credit Data Reporting Services, Inc. ("CDRS"), Credit Data of Hudson Valley Inc. ("CDHV") and The Juhl Corporation ("TJC" and, together with CDRS and CDHV, the "Credit Data Companies"), were merged (the "Merger") into a subsidiary of Alleghany ("New Credit Data"). New Credit Data is engaged in the business of credit reporting and debt collection. Pursuant to the merger agreement, Alleghany agreed to use commercially reasonable efforts to register the Shares being offered hereby. The merger agreement also provides that the expenses incurred in connection with the registration the Shares being offered hereby (including, without limitation, registration fees, printing or document reproduction expenses, and fees and expenses of Alleghany's counsel and accountants) are to be borne by Alleghany, and all other expenses incident to the disposition by each Selling Stockholder or Transferee of the Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) are to be borne by such Selling Stockholder or Transferee. In addition, Alleghany has agreed to indemnify the Selling Stockholders against liability arising out of or due to actual or alleged material misstatements or omissions in the Registration Statement of which this Prospectus is a part (other than liability arising from information supplied by a Selling Stockholder expressly for use in the Registration Statement), and the Selling Stockholders jointly and severally have agreed to indemnify Alleghany against liability arising from actual or alleged material misstatements or omissions in such Registration Statement which arise out of or are due to material misstatements or omissions in the information supplied by the Selling Stockholders expressly for use in such Registration Statement. 7,196 shares of Alleghany Common Stock registered in the names of the Selling Stockholders were placed in escrow pending a final determination of post-closing purchase price adjustments ("Purchase Price Adjustment Escrow"). Such shares were withheld from the Selling Stockholders in proportion to their ownership interests in each of the Credit Data Companies immediately prior to the closing. Because the determination of most of the post-closing purchase price adjustments is expected by 1995 year-end and the determination of the remainder is expected by no later than mid-1996, such shares are included in the Shares being offered hereby.

                        The names of the Selling Stockholders, their
              positions, offices or other material relationships with the Credit Data Companies and New Credit Data, and the number of shares of Alleghany Common Stock owned by them and, subject to the escrow arrangements described above, offered hereby are set forth below. Except with respect to their ownership of the common stock of the Credit Data Companies prior to the Merger and except as set forth below, none of the Selling Stockholders has had a material relationship with Alleghany or any of its predecessors or affiliates within the past three years. Except as set forth below, none of the Selling Stockholders beneficially owns any shares of Alleghany Common Stock. If all of the Shares offered by this Prospectus are sold by the Selling Stockholders and Transferees, no Selling Stockholder or Transferee will own any shares of Alleghany Common Stock after completion of the offering.

                        DONALD R. JUHL:  Mr. Juhl does not hold any office
              with New Credit Data, but will act as a consultant to New Credit Data until December 31, 1995. Prior to the Merger, Mr. Juhl was a Director of CDRS; President, Treasurer and a Director of CDHV; and Treasurer and a Director of TJC. Mr. Juhl owns 22,572 Shares, including 2,057 Shares held in the Purchase Price Adjustment Escrow. All of the Shares owned by Mr. Juhl are offered for sale pursuant to this Prospectus.

                        MARGARET E. JUHL:  Ms. Juhl does not hold any
              position with New Credit Data. Prior to the Merger, Ms. Juhl was a Vice President, Secretary and a Director of CDHV. Ms. Juhl owns 3,129 Shares, including 285 Shares held in the Purchase Price Adjustment Escrow. All of the Shares owned by Ms. Juhl are offered for sale pursuant to this Prospectus.

                        DONALD M. JUHL:  Mr. Juhl is President and a
              Director of New Credit Data. Prior to the Merger, Mr. Juhl was President and a Director of CDRS; Executive Vice President and a Director of CDHV; and Vice President and a Director of TJC. Mr. Juhl owns 17,757 Shares, including 1,618 Shares held in the Purchase Price Adjustment Escrow. All of the Shares owned by Mr. Juhl are offered for sale pursuant to this Prospectus.

                        KAREN E. JANKOWSKI:  Ms. Jankowski is Vice
              President of New Credit Data. Prior to the Merger, Ms. Jankowski was Vice President and a Director of CDRS; Vice President and a Director of CDHV; and President and a Director of TJC. Ms. Jankowski owns 17,757 Shares, including 1,618 Shares held in the Purchase Price Adjustment Escrow. All of the shares of Alleghany Common Stock owned by Ms. Jankowski are offered for sale pursuant to this Prospectus.

                        SUZANNE JUHL-PULVER:  Ms. Juhl-Pulver does not hold
              any office with New Credit Data, but will continue to be employed by New Credit Data through November 30, 1995. Prior to the Merger, Ms. Juhl-Pulver was Secretary, Treasurer and a Director of CDRS; and Secretary and a Director of TJC. Ms. Juhl-Pulver owns 17,757 Shares, including 1,618 shares held in the Purchase Price Adjustment Escrow. All of the shares of Alleghany Common Stock owned by Ms. Juhl-Pulver are offered for sale pursuant to this Prospectus.

                                  PLAN OF DISTRIBUTION

                        The Shares offered by this Prospectus may be
              offered and sold by the Selling Stockholders or Transferees, from time to time in one or more open market transactions on the New York Stock Exchange, in negotiated transactions, or otherwise (or in any combination of such methods of sale), in each case at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Accordingly, sales prices and proceeds to the Selling Stockholders or Transferees will depend upon price fluctuations and the manner of sale. The Selling Stockholders or Transferees may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, brokerage commissions or similar fees from the Selling Stockholders or Transferees in amounts which may vary from transaction to transaction. The Selling Stockholders, Transferees and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. See "Selling Stockholders." The Selling Stockholders have advised Alleghany that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares being offered hereby.

                        The Selling Stockholders may be unable to sell a
              portion of their Shares being offered hereby at certain times because of an escrow arrangement described herein under "Selling Stockholders."

                                      LEGAL OPINION

                        The validity of the Shares being offered hereby
              will be passed upon for Alleghany by Donovan Leisure Newton & Irvine, 30 Rockefeller Plaza, New York, New York 10112.

                                         EXPERTS

                        The consolidated financial statements and financial
              statement schedules of Alleghany and its subsidiaries included in or incorporated by reference in Alleghany's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1994 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants, given on their authority as experts in auditing and accounting. Such reports refer to the adoption by Alleghany of the provisions of Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and No. 109, "Accounting for Income Taxes" at December 31, 1993 and in 1992, respectively.

         NO DEALER, SALESMAN OR OTHER PERSON
    HAS BEEN AUTHORIZED TO GIVE ANY
    INFORMATION OR TO MAKE ANY REPRESENTATIONS
    IN CONNECTION WITH THIS OFFERING OTHER
    THAN THOSE CONTAINED IN OR INCORPORATED BY
    REFERENCE IN THIS PROSPECTUS AND, IF GIVEN
    OR MADE, SUCH INFORMATION OR
    REPRESENTATIONS MUST NOT BE RELIED UPON AS
    HAVING BEEN AUTHORIZED BY ALLEGHANY                  78,972 SHARES
    CORPORATION. THIS PROSPECTUS DOES NOT
    CONSTITUTE AN OFFER TO SELL OR A
    SOLICITATION OF AN OFFER TO BUY ANY OF                 ALLEGHANY
    THESE SECURITIES IN ANY JURISDICTION TO               CORPORATION
    ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE
    SUCH OFFER OR SOLICITATION IN SUCH
    JURISDICTION.  NEITHER THE DELIVERY OF                COMMON STOCK
    THIS PROSPECTUS NOR ANY SALE MADE
    HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
    CREATE AN IMPLICATION THAT THERE HAS BEEN
    NO CHANGE IN THE AFFAIRS OF ALLEGHANY
    CORPORATION AND ITS SUBSIDIARIES SINCE THE
    DATE HEREOF OR THAT THE INFORMATION HEREIN
    IS CORRECT AS OF ANY TIME SUBSEQUENT TO
    ITS DATE.
                  -------------

                 TABLE OF CONTENTS

                                         Page
    Available Information............      3                PROSPECTUS

    Incorporation of Certain
       Documents by Reference........      3

    Alleghany Corporation............      6

    Use of Proceeds..................      6

    Selling Stockholders.............      6

    Plan of Distribution.............      9

    Legal Opinion....................      9

    Experts..........................     10

                                                        September   , 1995

                                      PART II


                       INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                        The following are the expenses payable by Alleghany
              in connection with the offering of the Shares described in this Registration Statement, all of which are estimated except for the registration fee:

              Securities and Exchange Commission
                 registration fee                       $4,615.78
              Legal fees and expenses                  $12,000.00
              Accounting fees and expenses             $10,000.00
              Miscellaneous expenses                      $384.22
                                                          -------

                 TOTAL                                 $27,000.00
                                                       ==========


                        All other expenses incident to the disposition by
              each Selling Stockholder of the Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) are to be borne by such Selling Stockholder.

              ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                        Alleghany is a Delaware corporation.  Reference is
              made to Section 145 of the Delaware General Corporation Law as to indemnification by Alleghany of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                        Article Tenth of Alleghany's Restated Certificate
              of Incorporation, as amended (which Restated Certificate of Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Alleghany's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Alleghany's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

                        The directors and officers of Alleghany are covered
              by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

              ITEM 16. EXHIBITS.

                        The documents listed hereunder are filed as
              exhibits hereto.

              Exhibit Number          Description
              --------------          -----------

                    2.1 Agreement and Plan of Merger dated as of August 31, 1995, among Credit Data Reporting Services, Inc., Credit Data of Hudson Valley Inc., The Juhl Corporation (collectively, the
                                      "Companies"), Alleghany Acquisition
                                      Corporation, Alleghany and each of
                                      the shareholders of the Companies
                                      (the "Credit Data Merger Agreement").

                    2.2 List of Contents of Exhibits to the Credit Data Merger Agreement.

                    3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 20 to Alleghany's
                                      Quarterly Report on Form 10-Q for the
                                      quarter ended June 30, 1988, is
                                      incorporated herein by reference.

                    3.2 By-Laws of Alleghany as amended April 18, 1995, filed as Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, is incorporated herein by reference.

                    5                 Opinion and Consent of Donovan
                                      Leisure Newton & Irvine.

                   23.1 Consent of Donovan Leisure Newton & Irvine (included in Exhibit 5 hereto).

                   23.2               Consent of KPMG Peat Marwick LLP.

                   24                 Powers of Attorney.

                   28 Information from reports furnished to state regulatory authorities by Underwriters Reinsurance Company and Commercial Underwriters Insurance
                                      Company, filed as Exhibit 28 to
                                      Alleghany's Annual Report on
                                      Form 10-K for the year ended
                                      December 31, 1994, is incorporated
                                      herein by reference.

              ITEM 17.  UNDERTAKINGS.

                   (a)  The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) to include any prospectus required by
                   section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                             (ii) to reflect in the prospectus any facts or
                   events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                             (iii) to include any material information with
                   respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       SIGNATURES

                        Pursuant to the requirements of the Securities Act
              of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 8th day of September, 1995.

                                         ALLEGHANY CORPORATION


                                         By: /s/ John J. Burns, Jr.
                                            -------------------------------
                                              John J. Burns, Jr.
                                              President


                        Pursuant to the requirements of the Securities Act
              of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Date:  September 8, 1995      By: /s/ John J. Burns, Jr.
                                               ----------------------------
                                                 John J. Burns, Jr.
                                                 President and Director
                                                 (principal executive
                                                 officer)


              Date:  September 8, 1995      By: /s/ Dan R. Carmichael*
                                               ----------------------------
                                                 Dan R. Carmichael
                                                 Director


              Date:  September 8, 1995      By: /s/ David B. Cuming
                                               ----------------------------
                                                 David B. Cuming
                                                 Senior Vice President
                                                 (principal financial
                                                 officer)

              Date:  September 8, 1995      By: /s/ Allan P. Kirby, Jr.*
                                               ----------------------------
                                                 Allan P. Kirby, Jr.
                                                 Director


              Date:  September 8, 1995      By: /s/ F.M. Kirby*
                                               ----------------------------
                                                 F.M. Kirby
                                                 Chairman of the Board
                                                 and Director


              Date:  September 8, 1995      By: /s/ William K. Lavin*
                                               ----------------------------
                                                 William K. Lavin
                                                 Director


              Date:  September 8, 1995      By: /s/ Peter R. Sismondo
                                               ----------------------------
                                                 Peter R. Sismondo
                                                 Vice President, Controller,
                                                 Treasurer and Assistant
                                                 Secretary (principal
                                                 accounting officer)


              Date:  September 8, 1995      By: /s/ John E. Tobin*
                                               ----------------------------
                                                 John E. Tobin
                                                 Director


              Date:  September 8, 1995      By: /s/ James F. Will*
                                               ----------------------------
                                                 James F. Will
                                                 Director


              Date:  September 8, 1995      By: /s/ Paul F. Woodberry*
                                               ----------------------------
                                                 Paul F. Woodberry
                                                 Director

              Date:  September 8, 1995      By: /s/ S. Arnold Zimmerman*
                                               ----------------------------
                                                 S. Arnold Zimmerman
                                                 Director


                             *By:/s/ Robert M. Hart
                                 ------------------------
                                  Robert M. Hart
                                  Attorney-in-Fact

                                     INDEX TO EXHIBITS



              Exhibit Number          Description
              --------------          -----------

               2.1 Agreement and Plan of Merger dated as of August 31, 1995, among Credit Data Reporting Services, Inc., Credit Data of Hudson Valley Inc., The Juhl Corporation (collectively, the
                                      "Companies"), Alleghany Acquisition
                                      Corporation, Alleghany and each of
                                      the shareholders of the Companies
                                      (the "Credit Data Merger Agreement").

               2.2 List of Contents of Exhibits to the Credit Data Merger Agreement.

               3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 20 to Alleghany's
                                      Quarterly Report on Form 10-Q for the
                                      quarter ended June 30, 1988, is
                                      incorporated herein by reference.

               3.2 By-Laws of Alleghany as amended April 18, 1995, filed as Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, is incorporated herein by reference.

               5                      Opinion and Consent of Donovan
                                      Leisure Newton & Irvine.

              23.1 Consent of Donovan Leisure Newton & Irvine (included in Exhibit 5 hereto).

              23.2                    Consent of KPMG Peat Marwick LLP.

              24                      Powers of Attorney.

              28 Information from reports furnished to state regulatory authorities by Underwriters Reinsurance Company and Commercial Underwriters Insurance
                                      Company, filed as Exhibit 28 to
                                      Alleghany's Annual Report on
                                      Form 10-K for the year ended
                                      December 31, 1994, is incorporated
                                      herein by reference.